EXHIBIT 99.2

NEWS

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Media:
Todd Nissen
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tnissen@ford.com

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Anne Bork
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abork@ford.com

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IMMEDIATE RELEASE

FORD DECLARES FIRST-QUARTER DIVIDENDS

DEARBORN, Mich., Jan. 11, 2002 – The Ford Motor Company Board of Directors [NYSE: F] today declared a first-quarter dividend of 10 cents a share on the company’s Class B and common stock. This represents a 33 percent decrease from the 15 cents a share paid in the fourth quarter of 2001. It represents a 67 percent reduction from the 30 cents a share paid in the third quarter of 2001.

The board also declared a dividend of 51.5625 cents a share on the depositary shares representing the company’s Series B Cumulative Preferred Stock.

The dividend on the Series B Preferred Stock equals the quarterly amount of the annual cumulative dividend of $2.0625 per depositary share.

The first-quarter dividends are payable on March 1, 2002 to shareholders of record on Jan. 30, 2002.

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